Exhibit 99.1

               ViewCast Promotes Stoner to President and
COO; CEO George Platt to Focus on Strategic Planning, Finance and New
                         Business Development

    DALLAS--(BUSINESS WIRE)--Oct. 11, 2005--ViewCast Corporation (OTCBB:VCST), a developer of video and audio communications products enabling dynamic content delivery, has promoted David Stoner to president and chief operating officer, responsible for day-to-day management of the company. George Platt will continue at ViewCast as CEO and an active member of the Board of Directors. He will focus on strategic planning, investor relations and business development. Both announcements are effective November 1.
    Stoner, 49, previously was chief technical officer and senior vice president, operations. He joined the company in August 1996. In his new position, he also will assume responsibility for sales and marketing, as well as retaining engineering and operations responsibilities. Platt, along with Stoner and Laurie Latham, chief financial officer and senior vice president of finance and administration, will set the strategic direction and continue to build new business for ViewCast. Latham will continue to report directly to Platt.
    "Dave has done an outstanding job for ViewCast, and the time is right for him to assume additional responsibilities. I am confident he will lead the company into a profitable future," said Platt. "We have spent much time together to prepare him for this role and I look forward to working with him to assist in ViewCast's continued success."
    Prior to joining ViewCast, Stoner was vice president of engineering for the Connectworks Division of Connectware, Inc., a wholly owned subsidiary of AMP Inc. Before that, he was vice president of engineering for Visual Information Technologies, Inc. ("VITec"), a manufacturer of video, imaging, and graphics products, which was purchased by Connectware, Inc. At VITec, Stoner was responsible for the development of hardware and software products, and served in various positions including vice president of engineering. He also served in various engineering positions at Texas Instruments, Inc.

    About ViewCast Corporation:

    ViewCast develops video and audio communications products for delivering content dynamically via a variety of network types and protocols. These products include Osprey(R) Video capture cards, Niagara(R) video encoders/servers and ViewCast(R) IVN enterprise software and systems. ViewCast products address the video capture, processing and delivery requirements for a broad range of applications and markets. ViewCast also provides professional IT services focused on merged data and video networks through its wholly owned subsidiary Delta Computec Inc. Visit the company's Web site (http://www.viewcast.com) for more information.
    ViewCast is publicly traded under the symbol VCST.OB.

    Safe Harbor Statement:

    Certain statements, including those made by George Platt, contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995, which reflects the company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors that could cause the actual results to differ materially include, without limitation, the ability of the company to develop and market new products as technology evolves and increased competition in the video communications and IT services market. All subsequent written and oral forward-looking statements attributable to ViewCast or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. ViewCast does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the company's forward-looking statements, please refer to the company's reports on Form 10-KSB and 10-QSB on file with the Securities and Exchange Commission.

    ViewCast and Niagara are registered trademarks of ViewCast
Corporation.
    Niagara SCX and SimulStream are trademarks of ViewCast
Corporation.
    Osprey is a registered trademark of Osprey Technologies, Inc.
    All other trademarks are property of their respective holders.


    CONTACT: ViewCast Corp.
             Mark Quigley, 972-488-7200
             markq@viewcast.com
             or
             Michael A. Burns & Associates Inc.
             Neil McGlone, 214-521-8596 x230
             nmcglone@mbapr.com